Exhibit 10.31.3

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE made this 28th day of July, 2003 between

HELLER, ALPER, ROBERTS, VOLK – EDISON, a New Jersey general partnership, having an office at 205 Mill Road, Edison, New Jersey 08837,

hereinafter referred to as:	“LANDLORD”

and

JOSHEN PAPER AND PACKAGING COMPANY, an Ohio corporation, having an office at 5808 Grant Avenue, Cuyahoga Heights, Ohio 44105

hereinafter referred to as:	“TENANT”

W I T N E S S E T H:

WHEREAS, the parties hereto entered into a certain Agreement of Lease dated June 3, 1999 as amended by First Amendment to Lease dated February 2, 2001 (“Lease”) leasing a Demised Premises which consists of a 97,194 square foot building, and additional land, located in the Township of Edison, County of Middlesex, State of New Jersey, said Demised Premises more particularly shown, identified and described in said Lease; and

WHEREAS, pursuant to the provisions of the Lease, Tenant is currently in its initial Term which Term is due to expire on June 30, 2004; and

WHEREAS, pursuant to Section 2.02 of the Lease, Tenant wishes to exercise its right to renew the Term of this Lease for the first renewal period under the terms and conditions set forth in this Second Amendment to Lease.

NOW THEREFORE, in consideration of the terms and conditions contained herein together with other good and valuable consideration, the parties hereto agree as follows:

1. Article II of the Lease is hereby amended by deleting Section 2.02 in its entirety and replacing same with the following:

“Section 2.02. Right of Renewal. Provided this Lease is not in default, the Tenant is granted a right of renewal of this Lease as follows: At the option of the Tenant, the Term of this Lease may be extended for two (2) renewal period(s) of five (5) years and five (5) years respectively, each by written notice to the Landlord at least six (6) months prior to the expiration of the Term, or any renewal Term thereof, as the case may be. Upon valid exercise of any such rights of renewal, the terms of this Lease shall remain in full force and effect except that Basic Rent shall be as stipulated in Section 5.03 and the Term shall include the exercised renewal term.”

2. Article V of the Lease is hereby amended by deleting Section 5.03 in its entirety and replacing same with the following:

“Section 5.03. Rent During Renewal Term(s). In the event the Tenant shall exercise the options to renew this Lease for any of the renewal periods provided for in Section 2.02, the annual Basic Rent during each renewal period shall be as follows:

First Renewal Period
7/1/2004 - 6/30/2005	$388,776.99/yr	payable	$32,398.00/mo
7/1/2005 - 6/30/2006	$398,495.40/yr	payable	$33,207.95/mo
7/1/2006 - 6/30/2007	$408,214.80/yr	payable	$34,017.90/mo
7/1/2007 - 6/30/2008	$417,934.20/yr	payable	$34,827.85/mo
7/1/2008 - 6/30/2009	$427,653.60/yr	payable	$35,637.80/mo”

Second Renewal Period

In the event the Tenant shall exercise the second option to renew this Lease provided for in Section 2.02, the annual Basic Rent during the second renewal period shall be determined by multiplying $370,309.14 by the “Index Change” hereinafter defined, provided, however, that the Basic Rent during the second renewal period shall not be less than the Basic Rent paid upon the expiration of the immediately preceding period.”

3. On or about September 1, 2003, Landlord, at its sole cost and expense, shall commence the installation of a new roof membrane on a portion of the building of which the Demised Premises forms a part, such portion covering all of the Demised Premises. Landlord agrees that upon completion of the installation of said roof, Landlord at its sole costs and expense shall repair any roof leaks which shall appear or be discovered through June 30, 2009. Landlord shall not be liable however unless Tenant shall give notice of the need for such repairs on or before June 30, 2009.

In addition, Landlord further agrees to assign to Tenant the 10 year guarantee from the roofing contractor. Said guarantee to be substantially in the form attached hereto as Exhibit 1.

4. Article XXVI of the Lease is hereby amended by adding the following new Section 26.32:

“Section 26.32. Landlord and Tenant agree that in the event any of the adjacent portions of the building of which the Demised Premises forms a part becomes available during the Term of the Lease, including any renewal periods, Landlord shall, prior to marketing said space, notify Tenant of its availability and offer Tenant the opportunity to lease said space under substantially the same terms and conditions as contained in this Lease, except that the Basic Rent shall be at the then current market rental. Tenant shall have a period of ten (10) days from receipt of Landlord’s notice within which Tenant may accept Landlord’s offer to lease said space. In the event Tenant declines Landlord’s offer to lease such space or should Tenant not accept said offer in the manner provided and within the time stipulated for such action, then Tenant shall have no further rights whatsoever with respect to said space.”

5. Section 27.01(a) of the Lease, as amended by First Amendment to Lease is hereby further amended by deleting “154,370.00” and replacing same with “$136.100.00”.

6. By their signatures below, Landlord and Tenant hereby acknowledge and agree that Tenant has exercised its right of renewal for the first renewal period commencing July 1, 2004 and continuing through June 30, 2009 under the terms and conditions set forth in this Second Amendment to Lease.

IN WITNESS WHEREOF, the parties hereunto set their hands and seals or caused these premises to be duly executed by their proper corporate officers the day and year first written above.

ATTEST:	HELLER, ALPER, ROBERTS, VOLK – EDISON, LANDLORD
by: Isaac Heller, Managing Partner by HELLER INDUSTRIAL PARKS, INC., Manager

/s/ Ellen M. Carpenter	by:	/s/ Jeffrey J. Milanaik
Ellen M. Carpenter, Asst. Secretary		Jeffrey J. Milanaik President

ATTEST:		JOSHEN PAPER AND PACKAGING COMPANY, TENANT

/s/ Jolene M. Hackett 7/30/03	by:	/s/ Don Morgenroth 7/28/03
Corporate Procurement Administrator		V.P. & General Manager

YOUR LETTERHEAD

TO:	Heller, Alper, Roberts, Volk - Edison, I. Heller Construction Co.,
Inc., Heller Industrial Parks, Inc.; and all future tenants

RE:	LOCATION

AREA OF ROOF:                     SQUARE FEET

EFFECTIVE DATE:

Dear Sir:

The undersigned certifies that they have applied the roof on the building at the above named location in a good and workmanlike manner, and do hereby guarantee that, subject to the conditions herein set forth, they will, at their own cost and expense, make or cause to be made such repairs of injury to or failure of the said roof as may be necessary to maintain said roof in a watertight condition during the period of ten years and of the said flashing and expansion joints as may be necessary to maintain said flashing and expansion joints in a watertight condition during the period of ten years from the “effective date” above mentioned.

This guarantee shall not include damages caused by fire, hurricane, lightning, tornado, hail, or other unusual phenomena of the elements, nor shall the undersigned be liable for any defects caused by the act of any third party.

This guarantee is made with further conditions as follows:

a.	The undersigned will be notified promptly in writing, if such repairs are required, and the undersigned agrees to make such repairs within five (5) working days after receiving such notice.

b.	Nothing in this guarantee shall render the undersigned liable in any respect for any damage to said building or any contents thereof.

c.	The undersigned shall not be liable for any damage to said roof due to settlement, failure or cracking of the roof deck, walls or foundations of said building.

d.	This guarantee runs to the owner named above, and shall be transferable to any future owners, or tenants of said building provided only if we are informed of same in writing.

e.	The applications of aluminum roof coating applied to this roof within a minimum of six (6) months after the completion of the roofing, regardless of whether the aluminum coating is installed by this contractor or others, will not in any way affect the terms of this roof guarantee.

Very truly yours,

            (your closing)

Exhibit A